UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2016

OPTICAL CABLE CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	000-27022	54-1237042
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5290 Concourse Drive Roanoke, VA	24019
(Address of principal executive offices)	(Zip Code)

(540) 265-0690

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Table of Contents

Item 4.01 Change in Registrant’s Certifying Accountant	3

Item 9.01 Financial Statements and Exhibits	3

Signatures	4

Exhibits

2

Item 4.01 Changes in Registrant’s Certifying Accountant

KPMG LLP was previously the principal accountants for Optical Cable Corporation. On February 15, 2016, that firm was notified that they would not be reappointed and on February 16, 2016, Brown, Edwards & Company, L.L.P. (“Brown Edwards”) was engaged as principal accountants. The decision to change accountants was approved by the Audit Committee of the Board of Directors. During the two fiscal years ended October 31, 2015, and the subsequent interim period through February 15, 2016, there were no: (1) disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, or (2) reportable events. The audit report of KPMG LLP on the consolidated financial statements of Optical Cable Corporation and subsidiaries as of and for the years ended October 31, 2015 and 2014 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. A letter from KPMG is attached as Exhibit 16.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following is filed as an Exhibit to this Report.

Exhibit No.	Description of Exhibit

16.1	Letter from KPMG to the Securities and Exchange Commission dated February 18, 2016 (FILED HEREWITH)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTICAL CABLE CORPORATION

	By:	/s/ TRACY G. SMITH
	Name:	Tracy G. Smith
	Title:	Senior Vice President and Chief Financial Officer

Dated: February 18, 2016

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